Exhibit 99.1

FOR IMMEDIATE RELEASE	October 24, 2019
MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
THIRD QUARTER OF 2019
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq - MOFG) (“we”, “our”, or “the Company”) today reported its financial results for the third quarter of 2019. Charles Funk, President and Chief Executive Officer commented, “We are beginning to realize the operational efficiencies stemming from the ATBancorp acquisition. The continued improvement in our financial results reflected the hard work put in by so many to make that transaction a reality.”
Net income for the third quarter of 2019 was $12.3 million, or $0.76 per diluted common share, compared to net income of $10.7 million, or $0.72 per diluted common share, for the second quarter of 2019 (the “linked quarter”). Mr. Funk continued, “This was the best quarter in our history. Notably, merger-related expenses of $2.5 million lowered our third quarter earnings per share by $0.12.”
FINANCIAL HIGHLIGHTS

	As of or For the Three Months Ended			As of or For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
	(Dollars in thousands, except per share amounts)
Net income	$12,300	$10,674	$6,778	$30,259	$22,727
Earnings per common share, diluted	$0.76	$0.72	$0.55	$2.09	$1.86
Return on average assets	1.06%	1.01%	0.83%	1.00%	0.94%
Return on average equity	9.92%	9.66%	7.72%	9.37%	8.84%
Return on average tangible equity (1)	15.57%	13.30%	10.42%	13.48%	11.96%

Net interest margin, tax equivalent(1)	4.15%	3.68%	3.55%	3.83%	3.61%
Yield on loans, tax equivalent(1)	5.59%	5.10%	4.74%	5.25%	4.74%
Cost of total deposits	0.89%	0.92%	0.70%	0.89%	0.63%
Efficiency ratio(1)	50.46%	56.24%	65.86%	55.45%	62.36%

Total assets	$4,648,287	$4,662,463	$3,267,965	$4,648,287	$3,267,965
Loans held for investment, net of unearned income	$3,524,728	$3,536,503	$2,377,649	$3,524,728	$2,377,649
Total deposits	$3,709,712	$3,725,472	$2,632,259	$3,709,712	$2,632,259

Equity to assets ratio	10.71%	10.47%	10.69%	10.71%	10.69%
Tangible common equity ratio(1)	8.21%	7.91%	8.59%	8.21%	8.59%
Book value per share	$30.77	$30.11	$28.57	$30.77	$28.57
Tangible book value per share(1)	$22.93	$22.09	$22.43	$22.93	$22.43
Gross loans held for investment to deposit ratio	95.59%	95.81%	90.59%	95.59%	90.59%

(1) Non-GAAP measure. See pages 14-15 for a detailed explanation.

Acquisition of ATBancorp
On May 1, 2019, we acquired ATBancorp. The table below summarizes the amounts recognized at the acquisition date for each major class of assets acquired and liabilities assumed:

	May 1, 2019
	(in thousands)
Merger consideration		$148,443
Identifiable net assets acquired, at fair value
Assets acquired
Cash and due from banks	$71,820
Debt securities available for sale	99,056
Loans	1,138,928
Premises and equipment	18,623
Core deposit intangible	23,539
Trust customer list intangible	4,285
Bank-owned life insurance	18,759
Foreclosed assets	3,091
Other assets	20,677
Total assets acquired		1,398,778
Liabilities assumed
Deposits	1,079,094
Short-term borrowings	100,761
Long-term debt	71,234
Other liabilities	27,850
Total liabilities assumed		1,278,939
Total identifiable net assets acquired, at fair value		$119,839
Goodwill		$28,604
INCOME STATEMENT HIGHLIGHTS
Net Interest Income
Net interest income increased in the third quarter of 2019 to $43.3 million from $34.8 million in the linked quarter due to both higher average earning asset volumes and higher tax equivalent net interest margin (“NIM”). Average earning assets increased $334.7 million as the linked quarter balances reflected only two month of acquired ATBancorp assets. Further, discount accretion from acquired loans added $7.2 million to net interest income in the current quarter compared to $2.2 million in the linked quarter. Acquired loan prepayment and renewal activity added approximately $2.3 million to discount accretion this quarter.
The tax equivalent net interest margin increased to 4.15% for the third quarter of 2019 from 3.68% in the linked quarter as increased loan yields, driven by loan purchase discount accretion, and marginally lower funding costs. The loan yield was 5.59% for the third quarter of 2019 compared to 5.10% for the linked quarter. Loan purchase discount accretion added 81 bps to loan yields and 69 bps to the NIM in the current quarter compared to 28 bps and 23 bps, respectively, in the linked quarter. The cost of average total deposits in the third quarter of 2019 was 0.89% compared to 0.92% in the linked quarter. The decrease reflects the 4 basis point reduction attributable to deposit purchase accounting accretion related to the merger.
Mr. Funk continued, “While loan discount accretion income boosted our margin in the quarter, our “core margin” also held up very well, aided by the asset mix change after acquiring ATBancorp.”
Noninterest Income
Noninterest income for the third quarter of 2019 decreased $0.8 million, or 9%, from the linked quarter. The decrease was due primarily to ‘Other’ income in the linked quarter reflecting a gain of $1.1 million from the sale of assets of MidWestOne Insurance Services, Inc. In addition, ‘Loan revenue’ included a $657 thousand negative valuation adjustment to the Company’s mortgage servicing right this quarter compared to a $507 thousand adjustment in the linked quarter. Partially offsetting these decreases, ‘Investment services and trust activities’ increased $449 thousand due to increased trust income following the full integration of the ATBancorp operations.

“Trust and investment services are having very good years and we are also benefiting from increased mortgage loan activity,” said Mr. Funk.
The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	September 30,	June 30,	September 30,
Noninterest Income	2019	2019	2018
	(In thousands)
Investment services and trust activities	$2,339	$1,890	$1,222
Service charges and fees	2,068	1,870	1,512
Card revenue	1,655	1,799	1,069
Loan revenue	991	648	891
Bank-owned life insurance	514	470	399
Insurance commissions	—	314	304
Investment securities gains, net	23	32	192
Other	414	1,773	456
Total noninterest income	$8,004	$8,796	$6,045
Noninterest Expense
Noninterest expense for the third quarter of 2019 increased $2.4 million, or 8.27%, from the linked quarter as the linked quarter reflected only two months of ATBancorp results. Pre-tax merger-related expenses were $2.5 million for the third quarter of 2019 compared to $3.1 million in the linked quarter.
The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	September 30,	June 30,	September 30,
Noninterest Expense	2019	2019	2018
	(In thousands)
Compensation and employee benefits	$17,426	$16,409	$13,051
Occupancy expense of premises, net	2,294	2,127	2,643
Equipment	2,181	1,914	1,341
Legal and professional	1,996	3,291	1,861
Data processing	1,234	1,008	697
Marketing	1,167	869	672
Amortization of intangibles	2,583	930	547
FDIC insurance	(42)	434	393
Communications	489	377	341
Foreclosed assets, net	265	84	(131)
Other	1,849	1,597	1,207
Total noninterest expense	$31,442	$29,040	$22,622
The following table presents details of merger-related costs for the periods indicated:

	Three Months Ended
	September 30,	June 30,	September 30,
Merger-related Expenses	2019	2019	2018
	(In thousands)
Compensation and employee benefits	$1,584	$1,020	$—
Legal and professional	163	1,826	571
Data processing	567	240	17
Other	233	48	16
Total merger-related costs	$2,547	$3,134	$604

Income Taxes
The effective income tax rate was 20.9% for the third quarter of 2019 and 23.2% for the linked quarter. The effective tax rate for the third quarter of 2019 was lower due primarily to the impact from certain non-deductible merger related expenses and other merger-related items in the second quarter of 2019.
BALANCE SHEET HIGHLIGHTS
Loans Held for Investment
Loans held for investment, net of unearned income, increased $1.13 billion, or 46.9%, to $3.52 billion, from December 31, 2018, primarily due to the merger. At September 30, 2019, commercial real estate loans comprised approximately 52% of the loan portfolio. Commercial and industrial loans was the next largest category at 25% of total loans, followed by residential real estate loans at 17%, agricultural loans at 4%, and consumer loans at 2%.
“Our loan portfolio has continued to experience higher than expected pay downs in 2019, and this continued in the third quarter,” stated Mr. Funk.
The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

	September 30,	June 30,	December 31,	September 30,
Loans Held for Investment	2019	2019	2018	2018
	(In thousands)
Commercial and industrial	$871,192	$866,023	$533,188	$523,333
Agricultural	151,984	152,491	96,956	103,207
Commercial real estate
Construction and development	296,586	273,149	217,617	223,324
Farmland	188,394	187,393	88,807	85,735
Multifamily	236,145	243,928	134,741	126,663
Other	1,102,744	1,114,039	826,163	818,068
Total commercial real estate	1,823,869	1,818,509	1,267,328	1,253,790
Residential real estate
One-to-four family first liens	416,194	423,625	341,830	342,755
One-to-four family junior liens	176,162	176,685	120,049	115,768
Total residential real estate	592,356	600,310	461,879	458,523
Consumer	85,327	99,170	39,428	38,796
Loans held for investment, net of unearned income	$3,524,728	$3,536,503	$2,398,779	$2,377,649
Provision and Allowance for Loan Losses
For the third quarter of 2019, the provision for loan losses was $4.3 million, an increase of $3.6 million from the linked quarter. The increased provision in the third quarter of 2019 was primarily due to the application of the Company’s standard loss reserve factors to the agricultural portfolio loans and renewal of non-agricultural loans acquired in the merger.
“At the beginning of 2019 we gave guidance of a $4 to $6 million provision for loan losses at legacy MidWestOne. We believe the Company will be well within that range at year-end,” said Mr. Funk.
The following table shows the activity in the allowance for loan losses for the periods indicated:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Allowance for Loan Losses Roll Forward	2019	2019	2018	2019	2018
	(In thousands)
Beginning balance	$28,691	$29,652	$30,800	$29,307	$28,059
Charge-offs	(1,635)	(2,187)	(817)	(5,178)	(1,584)
Recoveries	212	530	345	849	753
Net charge-offs	(1,423)	(1,657)	(472)	(4,329)	(831)
Provision for loan losses	4,264	696	950	6,554	4,050
Ending balance	$31,532	$28,691	$31,278	$31,532	$31,278

Deposits
Total deposits at September 30, 2019, were $3.71 billion, an increase of $1.10 billion from December 31, 2018, due primarily to the merger. The mix of deposits reflected increases between December 31, 2018 and September 30, 2019 of $241.0 million, or 35.2%, in interest checking deposits, $234.6 million, or 53.4%, in noninterest bearing deposits, $234.2 million, or 32.4%, in time deposits, $207.8 million, or 37.4% in money market deposits, and $179.2 million, or 85.2%, in savings deposits.
Mr. Funk noted, “The decline in deposits from the linked quarter stemmed principally from net runoff experienced in the legacy ATBancorp footprint. That net runoff reflected, in part, our efforts at rationalizing our deposit costs in those markets to defend our net interest margin. Notably, that net runoff was partially offset by excellent net deposit growth elsewhere in the Company. Thus, we were generally pleased with our deposit performance through the first nine months of 2019.”
The following table presents the composition of our deposit portfolio as of the dates indicated:

	September 30,	June 30,	December 31,	September 30,
Deposit Composition	2019	2019	2018	2018
	(In thousands)
Noninterest bearing deposits	$673,777	$647,078	$439,133	$458,576
Interest checking deposits	924,861	762,530	683,894	691,743
Money market deposits	763,661	1,019,886	555,839	545,179
Savings deposits	389,606	356,328	210,416	211,591
Total non-maturity deposits	2,751,905	2,785,822	1,889,282	1,907,089
Time deposits of $250,000 and under	685,409	678,752	532,395	522,558
Time deposits of $250,000 and over	272,398	260,898	191,252	202,612
Total time deposits	957,807	939,650	723,647	725,170
Total deposits	$3,709,712	$3,725,472	$2,612,929	$2,632,259
CREDIT QUALITY
The following table presents a roll forward of nonperforming loans as of the dates indicated:

		90+ Days Past	Performing
		Due & Still	Troubled Debt
Nonperforming Loans	Nonaccrual	Accruing	Restructured	Total
	(In thousands)
Balance at December 31, 2018	$19,924	$365	$5,284	$25,573
Loans placed on nonaccrual, restructured or 90+ days past due & still accruing	14,236	1,265	215	15,716
Established through acquisition	12,116	—	—	12,116
Repayments (including interest applied to principal)	(7,420)	(18)	(244)	(7,682)
Loans returned to accrual status or no longer past due	(1,243)	(962)	—	(2,205)
Charge-offs	(3,972)	—	—	(3,972)
Transfers to foreclosed assets	(1,673)	—	—	(1,673)
Transfers to nonaccrual	—	(414)	(554)	(968)
Balance at September 30, 2019	$31,968	$236	$4,701	$36,905
At September 30, 2019, net foreclosed assets totaled $4.4 million, up from $535 thousand at December 31, 2018, primarily due to the merger. As of September 30, 2019, the allowance for loan losses was $31.5 million, or 0.89% of loans held for investment, net of unearned income, compared with $29.3 million, or 1.22% at December 31, 2018.
“We recorded a $4.3 million provision for loan losses this quarter, $3.0 million of which was related to the acquired ATBancorp loan portfolio. Notably, the provision related to the ATBancorp loans was not the result of deterioration in the overall quality of that portfolio, but rather a function of transitioning from the initial measurement of the acquired loans to our standard allowance methodology. We continue to make progress in identifying and resolving our problem loans,” concluded Mr. Funk.

The following table presents selected loan credit quality metrics as of the dates indicated:

	September 30,	June 30,	December 31,	September 30,
Credit Quality Metrics	2019	2019	2018	2018
	(dollars in thousands)
Nonaccrual loans held for investment	$31,968	$30,875	$19,924	$20,929
Performing troubled debt restructured loans held for investment	4,701	4,593	5,284	7,354
Accruing loans contractually past due 90 days or more	236	947	365	171
Total nonperforming loans	36,905	36,415	25,573	28,454
Foreclosed assets, net	4,366	4,922	535	549
Total nonperforming assets	$41,271	$41,337	$26,108	$29,003
Allowance for loan losses	31,532	28,691	29,307	31,278
Provision for loan losses (for the quarter)	4,264	696	3,250	950
Net charge-offs (for the quarter)	1,423	1,657	5,221	472
Net charge-offs to average loans held for investment (for the quarter)	0.16%	0.21%	0.86%	0.08%
Allowance for loan losses to loans held for investment, net of unearned income	0.89%	0.81%	1.22%	1.32%
Allowance for loan losses to nonaccrual loans held for investment, net of unearned income	98.64%	92.93%	147.09%	149.45%
Nonaccrual loans held for investment to loans held for investment	0.91%	0.87%	0.83%	0.88%
CORPORATE UPDATE
Share Repurchase Program
During the third quarter of 2019 the Company repurchased 41,426 shares at an average price of $29.37 and a total cost of $1.2 million. At September 30, 2019, $4.5 million remained available to repurchase shares under the Company’s current share repurchase program.
Cash Dividend Announcement
On October 22, 2019, the Company’s board of directors declared a quarterly cash dividend of $0.2025 per common share. The dividend is payable December 16, 2019, to shareholders of record at the close of business on December 2, 2019. At this quarterly rate, the indicated annual cash dividend is equal to $0.81 per common share.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m., CDT, on Friday, October 25, 2019. To participate, please dial 866-233-3483 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until January 256, 2020, by calling 877-344-7529 and using the replay access code of 10126193. A transcript of the call will also be available on the company’s web site (www.midwestone.com) within three business days of the event.
ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne Financial is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.com. MidWestOne Financial trades on the Nasdaq Global Select Market under the symbol “MOFG”.
Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the provision for loan losses, and a reduction in net earnings; (2) the risks related to mergers, including our pending merger with ATBancorp, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (3) our management’s ability to reduce and effectively manage interest rate risk and the impact of interest rates in general on the volatility of our net interest income; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and other coverages; (8) the ability to attract and retain key executives and employees experienced in banking and financial services; (9) the sufficiency of the allowance for loan losses to absorb the amount of actual losses inherent in our existing loan portfolio; (10) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (11) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (12) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, and other financial institutions operating in our markets or elsewhere or providing services similar to ours; (13) the failure of assumptions underlying the establishment of allowances for loan losses and estimation of values of collateral and various financial assets and liabilities; (14) volatility of rate-sensitive deposits; (15) operational risks, including data processing system failures or fraud; (16) asset/liability matching risks and liquidity risks; (17) the costs, effects and outcomes of existing or future litigation; (18) changes in general economic or industry conditions, nationally, internationally or in the communities in which we conduct business; (19) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (20) war or terrorist activities which may cause further deterioration in the economy or cause instability in credit markets; (21) cyber-attacks; (22) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (23) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	December 31,
	2019	2019	2018
	(In thousands)
ASSETS
Cash and due from banks	$79,776	$72,801	$43,787
Interest earning deposits in banks	6,413	47,708	1,693
Federal funds sold	478	—	—
Total cash and cash equivalents	86,667	120,509	45,480
Debt securities available for sale at fair value	503,278	460,302	414,101
Held to maturity securities at amortized cost	190,309	193,173	195,822
Total securities held for investment	693,587	653,475	609,923
Loans held for sale	7,906	4,306	666
Gross loans held for investment	3,545,993	3,569,236	2,405,001
Unearned income, net	(21,265)	(32,733)	(6,222)
Loans held for investment, net of unearned income	3,524,728	3,536,503	2,398,779
Allowance for loan losses	(31,532)	(28,691)	(29,307)
Total loans held for investment, net	3,493,196	3,507,812	2,369,472
Premises and equipment, net	91,190	93,395	75,773
Goodwill	93,258	93,376	64,654
Other intangible assets, net	33,635	36,624	9,875
Foreclosed assets, net	4,366	4,922	535
Other assets	144,482	148,044	115,102
Total assets	$4,648,287	$4,662,463	$3,291,480
LIABILITIES
Noninterest bearing deposits	$673,777	$647,078	$439,133
Interest bearing deposits	3,035,935	3,078,394	2,173,796
Total deposits	3,709,712	3,725,472	2,612,929
Short-term borrowings	155,101	153,829	131,422
Long-term debt	244,677	252,673	168,726
Other liabilities	40,912	42,138	21,336
Total liabilities	4,150,402	4,174,112	2,934,413
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	12,463
Additional paid-in capital	297,144	296,879	187,813
Retained earnings	191,007	181,984	168,951
Treasury stock	(9,933)	(8,716)	(6,499)
Accumulated other comprehensive income (loss)	3,086	1,623	(5,661)
Total shareholders' equity	497,885	488,351	357,067
Total liabilities and shareholders' equity	$4,648,287	$4,662,463	$3,291,480

Certain reclassifications have been made to prior periods’ consolidated financial statements to present them on a basis comparable with the current period’s consolidated financial statements.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2019	2019	2018 (1)	2019	2018 (1)
	(In thousands, except per share data)
Interest income
Loans, including fees	$49,169	$40,053	$28,088	$118,257	$82,141
Taxable investment securities	3,376	3,289	2,715	9,592	8,253
Tax-exempt investment securities	1,401	1,424	1,395	4,231	4,452
Other	130	185	12	335	39
Total interest income	54,076	44,951	32,210	132,415	94,885
Interest expense
Deposits	8,238	7,743	4,625	21,676	12,170
Short-term borrowings	522	500	321	1,479	941
Long-term debt	2,058	1,876	1,153	5,194	3,059
Total interest expense	10,818	10,119	6,099	28,349	16,170
Net interest income	43,258	34,832	26,111	104,066	78,715
Provision for loan losses	4,264	696	950	6,554	4,050
Net interest income after provision for loan losses	38,994	34,136	25,161	97,512	74,665
Noninterest income
Investment services and trust activities	2,339	1,890	1,222	5,619	3,679
Service charges and fees	2,068	1,870	1,512	5,380	4,601
Card revenue	1,655	1,799	1,069	4,452	3,128
Loan revenue	991	648	891	2,032	2,738
Bank-owned life insurance	514	470	399	1,376	1,229
Insurance commissions	—	314	304	734	1,024
Investment securities gains, net	23	32	192	72	197
Other	414	1,773	456	2,545	823
Total noninterest income	8,004	8,796	6,045	22,210	17,419
Noninterest expense
Compensation and employee benefits	17,426	16,409	13,051	46,414	37,647
Occupancy expense of premises, net	2,294	2,127	2,643	6,300	6,431
Equipment	2,181	1,914	1,341	5,466	4,132
Legal and professional	1,996	3,291	1,861	6,252	3,614
Data processing	1,234	1,008	697	3,087	2,076
Marketing	1,167	869	672	2,642	1,982
Amortization of intangibles	2,583	930	547	3,965	1,793
FDIC insurance	(42)	434	393	762	1,104
Communications	489	377	341	1,208	1,011
Foreclosed assets, net	265	84	(131)	407	(25)
Other	1,849	1,597	1,207	4,596	3,671
Total noninterest expense	31,442	29,040	22,622	81,099	63,436
Income before income tax expense	15,556	13,892	8,584	38,623	28,648
Income tax expense	3,256	3,218	1,806	8,364	5,921
Net income	$12,300	$10,674	$6,778	$30,259	$22,727
Earnings per common share
Basic	$0.76	$0.72	$0.55	$2.10	$1.86
Diluted	$0.76	$0.72	$0.55	$2.09	$1.86
Weighted average basic common shares outstanding	16,201	14,894	12,221	14,434	12,221
Weighted average diluted common shares outstanding	16,215	14,900	12,240	14,445	12,238
Dividends paid per common share	$0.2025	$0.2025	$0.195	$0.6075	$0.585
(1) Reclassified to conform to the current period’s presentation.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
	(In thousands)
ASSETS
Cash and due from banks	$79,776	$72,801	$40,002	$43,787	$49,229
Interest earning deposits in banks	6,413	47,708	2,969	1,693	4,150
Federal funds sold	478	—	—	—	—
Total cash and cash equivalents	86,667	120,509	42,971	45,480	53,379
Debt securities available for sale at fair value	503,278	460,302	432,979	414,101	407,766
Held to maturity securities at amortized cost	190,309	193,173	195,033	195,822	191,733
Total securities held for investment	693,587	653,475	628,012	609,923	599,499
Loans held for sale	7,906	4,306	309	666	1,124
Gross loans held for investment	3,545,993	3,569,236	2,409,333	2,405,001	2,384,459
Unearned income, net	(21,265)	(32,733)	(5,574)	(6,222)	(6,810)
Loans held for investment, net of unearned income	3,524,728	3,536,503	2,403,759	2,398,779	2,377,649
Allowance for loan losses	(31,532)	(28,691)	(29,652)	(29,307)	(31,278)
Total loans held for investment, net	3,493,196	3,507,812	2,374,107	2,369,472	2,346,371
Premises and equipment, net	91,190	93,395	75,200	75,773	76,497
Goodwill	93,258	93,376	64,654	64,654	64,654
Other intangible assets, net	33,635	36,624	9,423	9,875	10,378
Foreclosed assets, net	4,366	4,922	336	535	549
Other assets	144,482	148,044	113,963	115,102	115,514
Total assets	$4,648,287	$4,662,463	$3,308,975	$3,291,480	$3,267,965
LIABILITIES
Noninterest bearing deposits	$673,777	$647,078	$426,729	$439,133	$458,576
Interest bearing deposits	3,035,935	3,078,394	2,258,098	2,173,796	2,173,683
Total deposits	3,709,712	3,725,472	2,684,827	2,612,929	2,632,259
Short-term borrowings	155,101	153,829	76,066	131,422	87,978
Long-term debt	244,677	252,673	162,471	168,726	176,979
Other liabilities	40,912	42,138	21,762	21,336	21,560
Total liabilities	4,150,402	4,174,112	2,945,126	2,934,413	2,918,776
SHAREHOLDERS' EQUITY
Preferred stock	—	—	—	—	—
Common stock	$16,581	$16,581	$12,463	$12,463	$12,463
Additional paid-in capital	297,144	296,879	187,535	187,813	187,581
Retained earnings	191,007	181,984	173,771	168,951	163,709
Treasury stock	(9,933)	(8,716)	(7,297)	(6,499)	(5,474)
Accumulated other comprehensive income (loss)	3,086	1,623	(2,623)	(5,661)	(9,090)
Total shareholders' equity	497,885	488,351	363,849	357,067	349,189
Total liabilities and shareholders' equity	$4,648,287	$4,662,463	$3,308,975	$3,291,480	$3,267,965

Certain reclassifications have been made to prior periods’ consolidated financial statements to present them on a basis comparable with the current period’s consolidated financial statements.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018 (1)	2018 (1)
	(In thousands, except per share data)
Interest income
Loans, including fees	$49,169	$40,053	$29,035	$29,052	$28,088
Taxable investment securities	3,376	3,289	2,927	2,774	2,715
Tax-exempt investment securities	1,401	1,424	1,406	1,375	1,395
Other	130	185	20	23	12
Total interest income	54,076	44,951	33,388	33,224	32,210
Interest expense
Deposits	8,238	7,743	5,695	5,161	4,625
Short-term borrowings	522	500	457	374	321
Long-term debt	2,058	1,876	1,260	1,136	1,153
Total interest expense	10,818	10,119	7,412	6,671	6,099
Net interest income	43,258	34,832	25,976	26,553	26,111
Provision for loan losses	4,264	696	1,594	3,250	950
Net interest income after provision for loan losses	38,994	34,136	24,382	23,303	25,161
Noninterest income
Investment services and trust activities	2,339	1,890	1,390	1,274	1,222
Service charges and fees	2,068	1,870	1,442	1,556	1,512
Card revenue	1,655	1,799	998	1,095	1,069
Loan revenue	991	648	393	884	891
Bank-owned life insurance	514	470	392	381	399
Insurance commissions	—	314	420	260	304
Investment securities gains (losses), net	23	32	17	(4)	192
Other	414	1,773	358	350	456
Total noninterest income	8,004	8,796	5,410	5,796	6,045
Noninterest expense
Compensation and employee benefits	17,426	16,409	12,579	12,111	13,051
Occupancy expense of premises, net	2,294	2,127	1,879	1,166	2,643
Equipment	2,181	1,914	1,371	1,433	1,341
Legal and professional	1,996	3,291	965	1,027	1,861
Data processing	1,234	1,008	845	875	697
Marketing	1,167	869	606	678	672
Amortization of intangibles	2,583	930	452	503	547
FDIC insurance	(42)	434	370	429	393
Communications	489	377	342	342	341
Foreclosed assets, net	265	84	58	46	(131)
Other	1,849	1,597	1,150	1,169	1,207
Total noninterest expense	31,442	29,040	20,617	19,779	22,622
Income before income tax expense	15,556	13,892	9,175	9,320	8,584
Income tax expense	3,256	3,218	1,890	1,696	1,806
Net income	$12,300	$10,674	$7,285	$7,624	$6,778
Earnings per common share
Basic	$0.76	$0.72	$0.60	$0.62	$0.55
Diluted	$0.76	$0.72	$0.60	$0.62	$0.55
Weighted average basic common shares outstanding	16,201	14,894	12,164	12,217	12,221
Weighted average diluted common shares outstanding	16,215	14,900	12,177	12,235	12,240
Dividends paid per common share	$0.2025	$0.2025	$0.2025	$0.195	$0.195
(1) Reclassified to conform to the current period’s presentation.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance(7)	Interest Income/ Expense(7)	Average Yield/ Cost
	(Dollars in thousands)
ASSETS
Loans, including fees (1)(2)	$3,526,149	$49,712	5.59%	$3,183,138	$40,495	5.10%	$2,375,100	$28,358	4.74%
Taxable investment securities	471,180	3,376	2.84%	458,438	3,289	2.88%	409,816	2,715	2.63%
Tax-exempt investment securities (3)	200,533	1,765	3.49%	203,179	1,794	3.54%	200,577	1,760	3.48%
Total securities held for investment	671,713	5,141	3.04%	661,617	5,083	3.08%	610,393	4,475	2.91%
Other	17,609	130	2.93%	36,031	185	2.06%	2,541	12	1.87%
Total interest earning assets	$4,215,471	54,983	5.17%	$3,880,786	45,763	4.73%	$2,988,034	32,845	4.36%
Other assets	405,060			349,661			270,249
Total assets	$4,620,531			$4,230,447			$3,258,283
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$877,470	$1,398	0.63%	$731,973	$1,021	0.56%	$672,502	$798	0.47%
Money market deposits	809,264	1,904	0.93%	880,973	2,491	1.13%	539,142	824	0.61%
Savings deposits	392,298	463	0.47%	328,694	182	0.22%	214,124	63	0.12%
Time deposits	939,480	4,473	1.89%	874,619	4,049	1.86%	729,795	2,940	1.60%
Total interest bearing deposits	3,018,512	8,238	1.08%	2,816,259	7,743	1.10%	2,155,563	4,625	0.85%
Short-term borrowings	139,458	522	1.49%	123,586	500	1.62%	99,254	321	1.28%
Long-term debt	249,226	2,058	3.28%	229,152	1,876	3.28%	178,435	1,153	2.56%
Total borrowed funds	388,684	2,580	2.63%	352,738	2,376	2.70%	277,689	1,474	2.11%
Total interest bearing liabilities	$3,407,196	$10,818	1.26%	$3,168,997	$10,119	1.28%	$2,433,252	$6,099	0.99%
Noninterest bearing deposits	674,003			574,720			453,124
Other liabilities	47,582			43,616			23,776
Shareholders’ equity	491,750			443,114			348,131
Total liabilities and shareholders’ equity	$4,620,531			$4,230,447			$3,258,283
Net interest income(4)		$44,165			$35,644			$26,746
Net interest spread(4)			3.91%			3.45%			3.37%
Net interest margin(4)			4.15%			3.68%			3.55%
Total deposits(5)	$3,692,515	$8,238	0.89%	$3,390,979	$7,743	0.92%	$2,608,687	$4,625	0.70%
Funding sources(6)	$4,081,199	$10,818	1.05%	$3,743,717	$10,119	1.08%	$2,886,376	$6,099	0.84%

(1) Non-accrual loans have been included in average loans, net of unearned income. Amortized net deferred loans and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loans fees was $(318) thousand, $(202) thousand, and $(186) thousand for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, respectively. Accretion of unearned purchase discounts was $7.2 million, $2.2 million, and $605 thousand for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, respectively.
(2) Includes tax-equivalent adjustments of $543 thousand, $442 thousand, and $270 thousand for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, respectively. The federal statutory tax rate utilized was 21%.
(3) Includes tax-equivalent adjustments of $364 thousand, $370 thousand, and $365 thousand for the three months ended September 30, 2019, June 30, 2019, and September 30, 2018, respectively. The federal statutory tax rate utilized was 21%.
(4) Tax equivalent.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.
(7) Reclassified to conform to the current period’s presentation.

	Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance(7)	Interest Income/ Expense(7)	Average Yield/ Cost
	(Dollars in thousands)
ASSETS
Loans, including fees (1)(2)	$3,043,772	$119,519	5.25%	$2,339,357	$82,910	4.74%
Taxable investment securities	448,407	9,592	2.86%	434,537	8,253	2.54%
Tax-exempt investment securities (3)	201,908	5,331	3.53%	210,817	5,619	3.56%
Total Investments	650,315	14,923	3.07%	645,354	13,872	2.87%
Other	18,951	335	2.36%	3,078	39	1.69%
Total interest-earning assets	$3,713,038	134,777	4.85%	$2,987,789	96,821	4.33%
Other assets	341,693			252,334
Total assets	$4,054,731			$3,240,123
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$766,343	3,329	0.58%	$669,070	2,008	0.40%
Money market deposits	760,115	5,729	1.01%	538,723	1,990	0.49%
Savings deposits	309,270	703	0.30%	215,638	189	0.12%
Time deposits	847,077	11,915	1.88%	722,645	7,983	1.48%
Total interest bearing deposits	2,682,805	21,676	1.08%	2,146,076	12,170	0.76%
Short-term borrowings	124,433	1,479	1.59%	105,223	941	1.20%
Long-term debt	219,553	5,194	3.16%	169,038	3,059	2.42%
Total borrowed funds	343,986	6,673	2.59%	274,261	4,000	1.95%
Total interest bearing liabilities	$3,026,791	28,349	1.25%	$2,420,337	16,170	0.89%
Noninterest bearing deposits	557,708			455,521
Other liabilities	38,325			20,440
Shareholders’ equity	431,907			343,825
Total liabilities and shareholders’ equity	$4,054,731			$3,240,123
Net interest income(4)		$106,428			$80,651
Net interest spread(4)			3.60%			3.44%
Net interest margin(4)			3.83%			3.61%
Total deposits(5)	$3,240,513	$21,676	0.89%	$2,601,597	$12,170	0.63%
Funding sources(6)	$3,584,499	$28,349	1.06%	$2,875,858	$16,170	0.75%
(1) Non-accrual loans have been included in average loans, net of unearned income. Amortized net deferred loans and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $(670) thousand and $(526) thousand for the nine months ended September 30, 2019 and September 30, 2018, respectively. Accretion of unearned purchase discounts was $10.0 million and $2.3 million for the nine months ended September 30, 2019 and September 30, 2018, respectively.
(2) Includes tax-equivalent adjustments of $1,262 thousand and $769 thousand for the nine months ended September 30, 2019 and September 30, 2018, respectively. The federal statutory tax rate utilized was 21%.
(3) Includes tax-equivalent adjustments of $1,100 thousand and $1,167 thousand for the nine months ended September 30, 2019 and September 30, 2018, respectively. The federal statutory tax rate utilized was 21%.
(4) Tax equivalent.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.
(7) Reclassified to conform to the current period’s presentation

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible book value per share, tangible equity to tangible assets ratio, return on average tangible equity, net interest margin (tax equivalent), loan yield (tax equivalent) and the efficiency ratio. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Book Value Per Share/	September 30,	June 30,	March 31,	December 31,	September 30,
Tangible Common Equity Ratio	2019	2019	2019	2018	2018
	(Dollars in thousands, except per share data)
Total shareholders’ equity	$497,885	$488,351	$363,849	$357,067	$349,189
Intangible assets, net	(126,893)	(130,000)	(74,077)	(74,529)	(75,032)
Tangible equity	$370,992	$358,351	$289,772	$282,538	$274,157

Total assets	$4,648,287	$4,662,463	$3,308,975	$3,291,480	$3,267,965
Intangible assets, net	(126,893)	(130,000)	(74,077)	(74,529)	(75,032)
Tangible assets	$4,521,394	$4,532,463	$3,234,898	$3,216,951	$3,192,933

Book value per share	$30.77	$30.11	$29.94	$29.32	$28.57
Tangible book value per share(1)	$22.93	$22.09	$23.84	$23.20	$22.43
Shares outstanding	16,179,734	16,221,160	12,153,045	12,180,015	12,221

Equity to assets ratio	10.71%	10.47%	11.00%	10.85%	10.69%
Tangible common equity ratio(2)	8.21%	7.91%	8.96%	8.78%	8.59%
(1) Tangible equity divided by shares outstanding.
(2) Tangible equity divided by tangible assets.

	For the Three Months Ended			For the Nine Months Ended
Return on Average Tangible Equity	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(Dollars in thousands)
Net income	$12,300	$10,674	$6,778	$30,259	$22,727
Intangible amortization, net of tax(1)	1,937	698	410	2,974	1,345
Tangible net income	$14,237	$11,372	$7,188	$33,233	$24,072

Average shareholders’ equity	$491,750	$443,114	$348,131	$431,907	$343,825
Average intangible assets, net	(128,963)	(102,919)	(75,292)	(102,224)	(75,799)
Average tangible equity	$362,787	$340,195	$272,839	$329,683	$268,026

Return on average equity	9.92%	9.66%	7.72%	9.37%	8.84%
Return on average tangible equity(2)	15.57%	13.30%	10.42%	13.48%	11.96%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

	For the Three Months Ended			For the Nine Months Ended
Net Interest Margin, Tax Equivalent	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(Dollars in thousands)
Net interest income	$43,258	$34,832	$26,111	$104,066	$78,715
Tax equivalent adjustments:
Loans(1)	543	442	270	1,262	769
Securities(1)	364	370	365	1,100	1,167
Net interest income, tax equivalent	$44,165	$35,644	$26,746	$106,428	$80,651
Loan purchase discount accretion	(7,207)	(2,246)	(605)	(10,040)	(2,266)
Core net interest income	$36,958	$33,398	$26,141	$96,388	$78,385

Net interest margin	4.07%	3.60%	3.47%	3.75%	3.54%
Net interest margin, tax equivalent(2)	4.15%	3.68%	3.55%	3.83%	3.61%
Core net interest margin(3)	3.48%	3.45%	3.47%	3.47%	3.53%
Average interest earning assets	$4,215,471	$3,880,786	$2,988,034	$3,713,038	$2,987,789
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	For the Three Months Ended			For the Nine Months Ended
Loan Yield, Tax Equivalent	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(Dollars in thousands)
Loan interest income, including fees	$49,169	$40,053	$28,088	$118,257	$82,141
Tax equivalent adjustment(1)	543	442	270	1,262	769
Tax equivalent loan interest income	$49,712	$40,495	$28,358	$119,519	$82,910
Loan purchase discount accretion	(7,207)	(2,246)	(605)	(10,040)	(2,266)
Core loan interest income	$42,505	$38,249	$27,753	$109,479	$80,644

Yield on loans	5.53%	5.05%	4.69%	5.19%	4.69%
Yield on loans, tax equivalent(2)	5.59%	5.10%	4.74%	5.25%	4.74%
Core yield on loans(3)	4.78%	4.82%	4.64%	4.81%	4.61%
Average loans	$3,526,149	$3,183,138	$2,375,100	$3,043,772	$2,339,357
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	For the Three Months Ended			For the Nine Months Ended
Efficiency Ratio	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(Dollars in thousands)
Total noninterest expense	$31,442	$29,040	$22,622	$81,099	$63,436
Amortization of intangibles	(2,583)	(930)	(547)	(3,965)	(1,793)
Merger-related expenses	(2,547)	(3,134)	(604)	(5,848)	(607)
Expenses	$26,312	$24,976	$21,471	$71,286	$61,036

Net interest income, tax equivalent(1)	$44,165	$35,644	$26,746	$106,428	$80,651
Noninterest income	8,004	8,796	6,045	22,210	17,419
Investment securities gain, net	(23)	(32)	(192)	(72)	(197)
Net revenues	$52,146	$44,408	$32,599	$128,566	$97,873

Efficiency ratio	50.46%	56.24%	65.86%	55.45%	62.36%
(1) The federal statutory tax rate utilized was 21%.

Contact:
Charles N. Funk	Barry S. Ray
President and Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer
319.356.5800	319.356.5800